Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

Draper Fisher Associates Fund IV, L.P.

Dated:	February 10, 2003	By:	/s/ TIM DRAPER
Tim Draper Managing Director

Draper Fisher Management Company IV, LLC

		By:	/s/ TIM DRAPER
Tim Draper Managing Director

		By:	/s/ TIMOTHY C. DRAPER
Timothy C. Draper

		By:	/s/ JOHN H. N. FISHER
John H. N. Fisher

		By:	/s/ STEPHEN T. JURVETSON
Stephen T. Jurvetson

Draper Fisher Partners IV, LLC

		By:	/s/ TIM DRAPER
Tim Draper Managing Director